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                                                                     EXHIBIT 5.1


                                 July 6, 1995





(213) 229-7000                                                     C 42208-00001

   Securities and Exchange Commission
   450 Fifth Street, N.W.
   Washington, D.C.  20549

                Re:   International Technology Corporation--
                      Registration Statement on Form S-8
                      -------------------------------------

   Dear Sirs:

                We have acted as counsel to International Technology Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of 2,038,558 shares of the Company's Common Stock, $1.00 par value (the "Shares"), issuable by the Company pursuant to its 1991 Stock Incentive Plan (the "1991 Plan"). The Shares are to be sold by the Company in the manner described in the Registration Statement, the exhibits thereto, and the documents comprising the prospectus thereunder (the "Prospectus").

                As such counsel, we have examined the Registration Statement, the Prospectus, the 1991 Plan, and such other documents, and have obtained such certificates and assurances from public officials and from officers and representatives of the Company, and have made such inquiries, as we deemed necessary for the purpose of rendering this opinion. We have assumed the genuineness of all signatures on, and the authenticity of, all documents and instruments submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies.

                We have also examined the proceedings heretofore taken, and we are familiar with the proceedings proposed to be taken, by the Company in connection with the authorization, reservation, issuance and sale of the Shares, and we have assumed for purposes of this opinion that the Company will not grant any award under the 1991 Plan
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   Securities and Exchange Comission
   July 6, 1995
   Page 2


   pursuant to which Shares could be issued for consideration that is not adequate in form or amount to support the issuance of fully paid stock under applicable state law. Our opinion herein is limited to matters under the federal laws of the United States of America and the laws of the States of Delaware and California.

                Based upon the foregoing and in reliance thereon, we are of the opinion that the Shares to be issued by the Company pursuant to awards granted under the 1991 Plan will, when issued and paid for in accordance with the 1991 Plan and any agreements pursuant to which such Shares are issued, be validly issued, fully paid and nonassessable.

                We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                  Very truly yours,



                                                  GIBSON, DUNN & CRUTCHER